Exhibit 99.1

Primis Financial Corp. Reports Earnings per Share for the Fourth Quarter of 2025

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, January 29, 2026

McLean, Virginia, January 29, 2026 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $30 million, or $1.20 per diluted share, for the three months ended December 31, 2025, compared to a net loss available to common shareholders of $23 million, or a loss of $0.94 per diluted share, for the three months ended December 31, 2024. For the twelve months ended December 31, 2025, the Company reported net income available to common shareholders of $61 million, or $2.49 per diluted share, compared to a net loss available to common shareholders of $16 million, or a loss of $0.66 per diluted share, for the same period in 2024.

2025 Accomplishments

The Company’s fundamentals showed significant improvement through the course of 2025 which we believe positions us for robust full-year profitability in 2026. Significant areas of improvement year-over-year are detailed in the chart below:

	As of or for the Three Months Ended
($ in millions except per share)	12/31/2025	12/31/2024	Var.
Total Assets	$4,047	$3,690	10%
Gross Loans HFI	3,284	2,887	14
Total Deposits	3,396	3,171	7

Average Earning Assets	$3.737	$3,577	5%
Noninterest Bearing Deposits (“NIB”)	554	439	26
NIB / Total Deposits	16.3%	14.4%	190	bps

TCE / TA	8.33%	7.16%	117	bps
Tangible Book Value per Share	$13.34	$10.42	28%

Net Interest Income	$30,852	$26,077	18%
Net Interest Margin	3.28	2.90	38	bps

Retail Mortgage Volume	$378	$205	84%

Commenting on the results, Dennis J. Zember, Jr., President and Chief Executive Officer of the Company, stated, “We spent 2025 harvesting some of the embedded gains on our balance sheet and used those gains to reposition the Company for 2026 and beyond.  We rebuilt capital levels and tangible book value and eliminated the noise and excess exposure to the consumer loan portfolio.  But the year was more about offense than defense, which is reflected in a substantial increase in earning assets and the portion funded with non-interest bearing demand deposits.  The core bank along with all of our divisions had the best year in the last decade and are prepared to continue that momentum into 2026.”

Division Updates

2025 saw strong results from the Company’s focus on its core Bank and lines of business that drive premium operating results. The fourth quarter of 2025 demonstrated progress in key areas that are expected to drive profitability in 2026. The following discussion highlights recent progress for each of these strategies:

Core Community Bank

The core Bank’s 24 banking offices in Virginia and Maryland represent almost two-thirds of the Company’s total balance sheet. Management believes the core Bank drives significant value for the Company with a stable deposit base and strong core profitability:

•	The core Bank has low concentrations of investor CRE (26% of total loans and only 200% of regulatory capital)
•	A robust pipeline of mostly new customers to the Bank with yields that are incremental to the Bank’s margin
•	Cost of deposits of 1.59% in the fourth quarter of 2025 compared to 2.06% in the same quarter in 2024.
•	Zero brokered deposits and low utilization of FHLB borrowings.
•	A proprietary banking app for commercial depositors that drives new sales independent of lending efforts in and around the Company’s footprint.

Approximately 23% of the core Bank’s deposit base are noninterest bearing deposits, supported with what management believes is the region’s best and most unique technology including the Bank’s proprietary V1BE service, which directly supports more than $200 million of mostly commercial clients in the Bank’s footprint. Approximately $30 million of checking accounts are associated with customers that use V1BE every week. The Company is frequently approached by other community banks looking to use this technology with their own customers. Primis is currently implementing enhancements to make V1BE easier to license to other banks and expects to have its first customer onboard in 2026.

Primis Mortgage

Primis Mortgage had closed mortgage volume of $378 million in the fourth quarter of 2025, up 84% compared to the same quarter in 2024. Construction-to-permanent loan volume was $32 million in the fourth quarter of 2025 versus $2 million in the same period in 2024. Pre-tax earnings related to mortgage were approximately $1.4 million for the fourth quarter of 2025, up substantially from a loss of $0.4 million in the fourth quarter of 2024.

Mortgage Warehouse

Mortgage warehouse lending activity was significant in 2025 following the expansion of the team in the fall of 2024. Outstanding loan balances at December 31, 2025 were $318 million, up 398% from $64 million at December 31, 2024. Average loan balances were $300 million in the fourth quarter of 2025, up 43% from $210 million in the third quarter of 2025 and up 812% from $33 million in the fourth quarter of 2024. Mortgage warehouse also funded on average approximately 14% of its balance sheet with associated customer noninterest bearing deposit balances during the fourth quarter of 2025.

Panacea Financial

Panacea’s growth remained strong through the fourth quarter of 2025 with loans outstanding of $544 million, up 25% compared to the end of 2024 and after a $54 million loan sale in December 2025. At the end of the fourth quarter of 2025, Panacea customer deposits totaled $128 million, up 39% from December 31, 2024. Panacea continues to be the platform of choice for healthcare bankers with additional recruiting success in the fourth quarter of 2025. Flow loan sales will begin in the first quarter of 2026 on the heels of the fourth quarter 2025 loan sale allowing for continued high growth rates without straining the Company’s balance sheet. Panacea is the number one ranked “Bank for doctors” on Google and banks over 7,500 professionals and practices nationwide.

Digital Platform

Funding for the national strategies is provided exclusively by the Bank’s digital platform powered by what the Bank believes is one of the safest and most functional deposit accounts in the nation. Because of the scalability of the platform, there is significantly less pressure on the core Bank to provide this funding and risk the profitable, decades old relationships with core customers.

The platform ended the fourth quarter of 2025 with approximately $1.0 billion of deposits with a cost of deposits of 3.79% in the month of December 2025, compared to $1.0 billion at December 31, 2024 with a cost of 4.72%. The platform also successfully grew business accounts in 2025 with small business balances reaching $16 million at December 31, 2025, up substantially from $2 million at December 31, 2024. Over 1,200 of our digital accounts have come from referrals from another customer and approximately 82% of our consumer accounts have been with the Bank for over two years.

Net Interest Income

Net interest income in the fourth quarter of 2025 was $31 million, up 18% versus $26 million in the fourth quarter of 2024. As noted above, the Company’s net interest margin improved to 3.28% in the fourth quarter of 2025 compared to 2.90% in the same quarter of 2024 with the expansion driven by robust earning asset growth funded at attractive incremental margins.

Yield on earnings assets in the fourth quarter of 2025 declined one basis point and five basis points versus the third quarter of 2025 and fourth quarter of 2024, respectively. Yield on investments increased 33 basis points year-over-year largely due to the previously announced portfolio restructuring and offsetting declines in yield on loans and yield on other earning assets driven by recent rate cuts.

Cost of deposits in the Bank have benefitted from the focus on growing noninterest bearing deposit balances as well as the core Bank’s management of interest expense. In the fourth quarter of 2025, the Company reported cost of interest-bearing deposits of 2.66% compared to 3.25% in the same quarter in 2024. Cost of funds was 2.52% in the fourth quarter of 2025, down 45 basis points from 2.97% in the fourth quarter of 2024.

The portfolio restructuring described above occurred in the middle of December 2025 and the Company intends to redeem $27 million of subordinated debt on January 31, 2026. If both balance sheet changes had been in place for all of the fourth quarter of 2025, net interest margin would have been higher by 11 basis points.

Noninterest Income

Noninterest income was $50 million in the fourth quarter of 2025 versus $13 million in the fourth quarter of 2024 with a substantial portion of the increase driven by a $51 million gain from the Company’s previously announced sale leaseback transaction offset by a $15 million loss on investment portfolio restructuring. The fourth quarter of 2024 also benefited from a $5 million gain from the sale of the Life Premium Finance division. Excluding these items, noninterest income was $14 million in the fourth quarter of 2025 versus $8 million in the fourth quarter of 2024. Mortgage related income grew 100% to $10 million in the fourth quarter of 2025 compared to $5 million in the same quarter in 2024. Noninterest income for the fourth quarter of 2025 also included a $1.5 million gain from the sale of Panacea loans that had been moved to held-for-sale in the third quarter of 2025. As previously disclosed, the Company is currently in the process of restructuring its bank-owned life insurance portfolio which is anticipated to improve noninterest income by approximately $1.2 million annually beginning late in the second quarter of 2026.

Noninterest Expense

Noninterest expense was $42 million for the fourth quarter of 2025, compared to $38 million for the same quarter of 2024. The following table reflects the core operating expense burden at the Company, net of mortgage related and Panacea division impacts.

($ in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24
Reported Noninterest Expense	$42,164	$32,313	$31,942	$32,516	$37,841
PFH Consolidated Expenses	-	-	-	(4,754)	(3,641)
Noninterest Expense Excl. PFH	$42,164	$32,313	31,942	27,762	34,200

Nonrecurring	(1,126)	-	(232)	(1,144)	(3,686)
Primis Mortgage Expenses	(10,048)	(8,214)	(8,514)	(5,569)	(6,354)
Panacea Net Expense	(2,614)	(2,100)	(370)	384	115
Consumer Program Servicing Fee	(391)	(439)	(518)	(622)	(681)
Reserve for Unfunded Commitment	127	19	(18)	(13)	6
Total Adjustments	(14,052)	(10,734)	(9,652)	(6,964)	(10,600)

Core Operating Expense Burden	$28,112	$21,579	$22,290	$20,798	$23,600

Core operating expense burden, as defined above, was $28 million in the fourth quarter of 2025 versus $24 million in the fourth quarter of 2024. As described further below, certain items impacted the fourth quarter of 2025 that management does not consider part of run rate expenses. Adjusting for these expense, core operating expense burden would have been approximately $22 million in the fourth quarter of 2025, in line with core operating expense in the fourth quarter of 2024 after adjusting for certain items disclosed at that time.

A portion of the increased reported noninterest expense was due to the mortgage company driven by its growth in production and revenues. Nonrecurring expenses in the fourth quarter of 2025 were driven by transaction costs related to the Company’s previously announced sale leaseback transaction. Of the remaining increase in expense, the largest portion was approximately $4 million related to higher compensation expense in the fourth quarter of 2025 tied to the substantial improvement in operating results to finish the year and the majority of which was in the form of restricted stock expense. Expenses in the fourth quarter of 2025 also include $1.1 million in legal fees associated with a mortgage recruiting lawsuit that management expects to normalize in the first half of 2026. The fourth quarter of 2025 included $0.3 million of data processing expense related to the finalization of the Company’s contract renewal in the quarter. Lastly, lease expense increased $0.4 million due to a partial month of the sale leaseback transaction that was completed in early December 2025 with quarterly lease expense related to the transaction of approximately $1.5 million going forward.

These expenses, with the exception of lease expense, are not expected to add to core operating expense in 2026. Including increased lease expense, management believes quarterly core operating expense burden of $23 to $24 million in 2026 is achievable and will drive substantial operating leverage.

Loan Portfolio and Asset Quality

Loans held for investment increased to $3.3 billion at December 31, 2025 compared to $3.2 billion at September 30, 2025 and $2.9 billion at December 31, 2024. Important drivers in these levels are seen below:

•	Core Bank loans totaled $2.1 billion at December 31, 2025 compared to $2.2 billion at December 31, 2024.
•	Panacea Financial loans grew $111 million through the end of 2025, or 25% compared to the end of 2024, to $544 million, net of a $54 million loan sale in the fourth quarter of 2025.
•	Mortgage warehouse outstandings increased significantly to $318 million at the end of the fourth quarter of 2025 compared to only $64 million at the same time in 2024. Approved lines ended 2025 at $1.2 billion across 125 customers.
•	Loan balances associated with the consumer loan program declined to $90 million at December 31, 2025, net of fair value discounts, compared to $148 million at December 31, 2024. Importantly, loans in promotional periods with full deferral were only $2 million at December 31, 2025 compared to $39 million or 23% of total consumer program loans as of December 31, 2024.

Nonperforming assets, excluding portions guaranteed by the SBA, were 2.03% of total assets at December 31, 2025 compared to 2.07% of total assets at September 30, 2025. Substandard and nonaccrual loans were essentially flat linked-quarter.

The Company recorded a provision for credit losses of $2.4 million for the fourth quarter of 2025 compared to a provision for credit losses of $33 million for the fourth quarter in 2024. Approximately $0.6 million of the fourth quarter 2025 provision was related to growth in the loan portfolio with another $0.6 million related to the Consumer Program portfolio. Lastly, changes in impairment amounts for individually evaluated loans contributed $1 million to the provision in the fourth quarter of 2025. Core net charge-offs as a percentage of average loans were 5 basis points, flat with the same period a year ago.

As a percentage of loans held for investment, the allowance for credit losses was 1.40% at the end of the fourth quarter of 2025 compared to 1.86% at the end of the fourth quarter of 2024. Total allowance and discounts on the consumer loan program portfolio totaled $8.1 million at December 31, 2025, which represents 8.4% of gross principal balance and 453% of loans more than one period delinquent as of that date.

Deposits and Funding

Total deposits at December 31, 2025 were $3.3 billion, up $0.1 billion when compared to the same period in 2024. Noninterest bearing demand deposits were $554 million at December 31, 2025, an increase of 26% compared to balances at December 31, 2024. The Company had FHLB advances totaling $25 million outstanding at December 31, 2025 down from $85 million at September 30, 2025 and versus no advances at December 31, 2024.

Shareholders’ Equity

Tangible book value per common share(1) at the end of the fourth quarter of 2025 was $13.34, an increase of $2.92 or 28% from levels reported at December 31, 2024. Tangible common equity(1) ended the fourth quarter of 2025 at $329 million, or 8.33% of tangible assets(1).

The Board of Directors declared a dividend of $0.10 per share payable on February 27, 2026 to shareholders of record on February 13, 2026. This is Primis’ fifty-seventh consecutive quarterly dividend.

About Primis Financial Corp.

As of December 31, 2025, Primis had $4.0 billion in total assets, $3.2 billion in total loans held for investment and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results on Friday, January 30, 2026 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/704458155. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; adverse developments in borrower industries; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly (including as a result of technological changes and the use of artificial intelligence); changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other fourth parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, civil unrest, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp. Financial Highlights (unaudited) (Dollars in thousands, except per share data)	For Three Months Ended:					For Twelve Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	4Q 2025	4Q 2024
Selected Performance Ratios:
Return on average assets	2.94%	0.70%	0.26%	2.52%	(2.43)%	1.61%	(0.42)%
Operating return on average assets(1)	0.23%	0.70%	(0.34)%	0.40%	(2.51)%	0.25%	(0.39)%
Pre-tax pre-provision return on average assets	3.84%	0.89%	1.20%	3.32%	0.44%	2.32%	0.76%
Pre-tax pre-provision operating return on average assets(1)	0.39%	0.89%	0.44%	0.71%	0.33%	0.61%	0.80%
Return on average common equity	29.46%	7.13%	2.57%	26.66%	(24.28)%	16.35%	(4.34)%
Operating return on average common equity(1)	2.36%	7.13%	(3.40)%	4.21%	(25.13)%	2.54%	(3.97)%
Operating return on average tangible common equity(1)	3.07%	9.45%	(4.51)%	5.78%	(33.33)%	3.38%	(5.32)%
Cost of funds	2.52%	2.62%	2.67%	2.67%	2.97%	2.62%	3.09%
Net interest margin	3.28%	3.18%	2.86%	3.15%	2.90%	3.12%	2.86%
Core net interest margin(1)	3.29%	3.15%	3.12%	3.13%	2.91%	3.17%	2.93%
Gross loans to deposits	96.70%	95.92%	93.65%	96.04%	91.06%	96.70%	91.06%
Efficiency ratio	52.14%	78.81%	73.92%	55.39%	96.41%	62.09%	85.26%
Operating efficiency ratio(1)	91.05%	78.81%	88.67%	91.97%	98.92%	87.48%	83.51%

Per Common Share Data:
Earnings per common share - Basic	$1.20	$0.28	$0.10	$0.92	$(0.94)	$2.49	$(0.66)
Operating earnings per common share - Basic(1)	$0.10	$0.28	$(0.13)	$0.14	$(0.98)	$0.39	$(0.60)
Earnings per common share - Diluted	$1.20	$0.28	$0.10	$0.92	$(0.94)	$2.49	$(0.66)
Operating earnings per common share - Diluted(1)	$0.10	$0.28	$(0.13)	$0.14	$(0.98)	$0.39	$(0.60)
Book value per common share	$17.12	$15.51	$15.27	$15.19	$14.23	$17.12	$14.23
Tangible book value per common share(1)	$13.34	$11.71	$11.48	$11.40	$10.42	$13.34	$10.42
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.40	$0.40
Weighted average shares outstanding - Basic	24,634,544	24,632,202	24,701,319	24,706,593	24,701,260	24,668,367	24,688,006
Weighted average shares outstanding - Diluted	24,654,037	24,643,889	24,714,229	24,722,734	24,701,260	24,683,425	24,688,006
Shares outstanding at end of period	24,695,385	24,644,385	24,643,185	24,722,734	24,722,734	24,695,385	24,722,734

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	2.03%	2.07%	1.90%	0.28%	0.29%	2.03%	0.29%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.16%	0.14%	0.80%	1.47%	3.83%	0.65%	1.48%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.05%	0.03%	0.15%	0.06%	0.05%	0.07%	0.05%
Allowance for credit losses to total loans	1.40%	1.40%	1.47%	1.45%	1.86%	1.40%	1.86%

Capital Ratios:
Common equity to assets	10.45%	9.66%	9.72%	10.16%	9.53%
Tangible common equity to tangible assets(1)	8.33%	7.48%	7.49%	7.82%	7.16%
Leverage ratio(2)	8.79%	8.32%	8.34%	8.71%	7.76%
Common equity tier 1 capital ratio(2)	9.53%	8.62%	8.92%	9.35%	8.74%
Tier 1 risk-based capital ratio(2)	9.81%	8.91%	9.22%	9.66%	9.05%
Total risk-based capital ratio(2)	12.60%	12.02%	12.43%	12.96%	12.53%

(1) See Reconciliation of Non-GAAP financial measures.

(2) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp. (Dollars in thousands) Condensed Consolidated Balance Sheets (unaudited)	For Three Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Assets
Cash and cash equivalents	$143,607	$63,881	$94,074	$57,044	$64,505
Investment securities-available for sale	171,377	234,660	242,073	241,638	235,903
Investment securities-held to maturity	6,981	8,550	8,850	9,153	9,448
Loans held for sale	166,066	202,372	126,869	74,439	247,108
Loans receivable, net of deferred fees	3,283,683	3,200,234	3,130,521	3,043,348	2,887,447
Allowance for credit losses	(45,883)	(44,766)	(45,985)	(44,021)	(53,724)
Net loans	3,237,800	3,155,468	3,084,536	2,999,327	2,833,723
Stock in Federal Reserve Bank and Federal Home Loan Bank	14,185	17,035	12,998	12,983	13,037
Bank premises and equipment, net	6,070	19,380	19,642	19,210	19,432
Operating lease right-of-use assets	65,596	9,427	9,927	10,352	10,279
Goodwill and other intangible assets	93,495	93,502	93,508	93,804	94,124
Assets held for sale, net	776	775	2,181	2,420	5,497
Bank-owned life insurance	68,969	68,504	68,048	67,609	67,184
Deferred tax assets, net	14,683	17,328	19,466	21,399	26,466
Consumer Program derivative asset	159	409	1,177	1,597	4,511
Investment in Panacea Financial Holdings, Inc. common stock	6,899	6,880	6,586	21,277	-
Other assets	50,725	56,678	81,791	65,058	58,898
Total assets	$4,047,388	$3,954,849	$3,871,726	$3,697,310	$3,690,115

Liabilities and stockholders’ equity
Demand deposits	$554,442	$489,728	$477,705	$455,768	$438,917
NOW accounts	862,735	831,709	858,624	819,606	817,715
Money market accounts	740,886	737,634	744,321	785,552	798,506
Savings accounts	922,337	958,416	935,527	777,736	775,719
Time deposits	315,185	318,865	326,496	330,210	340,178
Total deposits	3,395,585	3,336,352	3,342,673	3,168,872	3,171,035
Securities sold under agreements to repurchase - short term	3,552	3,954	4,370	4,019	3,918
Federal Home Loan Bank advances	25,000	85,000	-	-	-
Secured borrowings	14,773	15,403	16,449	16,729	17,195
Subordinated debt and notes	96,162	96,091	96,020	95,949	95,878
Operating lease liabilities	61,340	10,682	11,195	11,639	11,566
Other liabilities	28,080	25,214	24,604	24,539	25,541
Total liabilities	3,624,492	3,572,696	3,495,311	3,321,747	3,325,133
Total Primis common stockholders’ equity	422,896	382,153	376,415	375,563	351,756
Noncontrolling interest	-	-	-	-	13,226
Total stockholders’ equity	422,896	382,153	376,415	375,563	364,982
Total liabilities and stockholders’ equity	$4,047,388	$3,954,849	$3,871,726	$3,697,310	$3,690,115

Tangible common equity(1)	$329,401	$288,651	$282,907	$281,759	$257,632

Primis Financial Corp. (Dollars in thousands) Condensed Consolidated Statement of Operations (unaudited)	For Three Months Ended:					For Twelve Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	4Q 2025	4Q 2024
Interest and dividend income	$53,326	$51,766	$47,627	$47,723	$51,338	$200,442	$210,969
Interest expense	22,474	22,734	22,447	21,359	25,261	89,014	106,747
Net interest income	30,852	29,032	25,180	26,364	26,077	111,428	104,222
Provision for (recovery of) credit losses	2,439	(49)	8,303	1,596	33,483	12,289	50,621
Net interest income (loss) after provision for credit losses	28,413	29,081	16,877	24,768	(7,406)	99,139	53,601
Account maintenance and deposit service fees	1,292	1,358	1,675	1,339	1,276	5,664	5,784
Income from bank-owned life insurance	466	456	438	425	434	1,785	2,410
Mortgage banking income	9,992	8,887	7,893	5,615	5,140	32,387	23,919
Gain (loss) on sale of loans	1,470	249	210	-	(4)	1,929	303
Gains on Panacea Financial Holdings investment	20	294	7,450	24,578	-	32,342	-
Gain on sale of Life Premium Finance portfolio, net of broker fees	-	-	-	-	4,723	-	4,723
Consumer Program derivative	775	264	593	(292)	928	1,340	4,320
Gain on sale-leaseback	50,573	-	-	-	-	50,573	-
Loss on sales of investment securities	(14,777)	-	-	-	-	(14,777)	-
Gain (loss) on other investments	33	381	(308)	53	15	159	408
Other	172	80	79	617	663	948	1,273
Noninterest income	50,016	11,969	18,030	32,335	13,175	112,350	43,140
Employee compensation and benefits	25,535	18,523	17,060	17,941	18,028	79,059	66,615
Occupancy and equipment expenses	4,459	3,481	3,127	3,285	3,466	14,352	12,742
Amortization of intangible assets	-	-	289	313	313	602	1,265
Virginia franchise tax expense	577	576	577	577	631	2,307	2,525
FDIC Insurance assessment	918	999	1,021	793	805	3,731	2,549
Data processing expense	2,421	2,369	3,037	2,849	3,434	10,676	10,564
Marketing expense	472	450	720	514	499	2,156	1,906
Telecommunication and communication expense	352	309	324	287	295	1,272	1,312
Professional fees	3,730	2,509	2,413	2,225	3,129	10,877	10,384
Miscellaneous lending expenses	634	231	900	834	1,446	2,599	3,280
Loss (gain) on bank premises and equipment	-	80	5	106	13	191	(463)
Other expenses	3,066	2,786	2,469	2,792	5,782	11,113	12,965
Noninterest expense	42,164	32,313	31,942	32,516	37,841	138,935	125,644
Income (loss) before income taxes	36,265	8,737	2,965	24,587	(32,072)	72,554	(28,903)
Income tax expense (benefit)	6,725	1,907	528	5,553	(5,917)	14,713	(4,238)
Net Income (loss)	29,540	6,830	2,437	19,034	(26,155)	57,841	(24,665)
Noncontrolling interest	-	-	-	3,602	2,820	3,602	8,460
Net income (loss) attributable to Primis’ common shareholders	$29,540	$6,830	$2,437	$22,636	$(23,335)	$61,443	$(16,205)

(1) See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp. (Dollars in thousands) Loan Portfolio Composition	For Three Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Loans held for sale	$166,066	$202,372	$126,869	$74,439	$247,108
Loans secured by real estate:
Commercial real estate - owner occupied	510,088	495,739	480,981	477,233	475,898
Commercial real estate - non-owner occupied	567,092	592,480	590,848	600,872	610,482
Secured by farmland	3,407	3,642	3,696	3,742	3,711
Construction and land development	131,757	102,227	106,443	104,301	101,243
Residential 1-4 family	576,866	564,087	571,206	576,837	588,859
Multi-family residential	140,261	137,804	157,097	157,443	158,426
Home equity lines of credit	61,738	62,458	62,103	60,321	62,954
Total real estate loans	1,991,209	1,958,437	1,972,374	1,980,749	2,001,573

Commercial loans	970,492	915,158	811,458	698,097	608,595
Paycheck Protection Program loans	1,719	1,723	1,729	1,738	1,927
Consumer loans	315,407	319,977	339,936	357,652	270,063
Total Non-PCD loans	3,278,827	3,195,295	3,125,497	3,038,236	2,882,158
PCD loans	4,856	4,939	5,024	5,112	5,289
Total loans receivable, net of deferred fees	$3,283,683	$3,200,234	$3,130,521	$3,043,348	$2,887,447

Loans by Risk Grade:
Pass Grade 1 - Highest Quality	87	666	667	880	872
Pass Grade 2 - Good Quality	178,999	168,177	170,560	175,379	175,659
Pass Grade 3 - Satisfactory Quality	1,882,934	1,842,958	1,737,153	1,643,957	1,567,228
Pass Grade 4 - Pass	1,026,499	1,034,035	1,050,397	1,124,901	1,041,947
Pass Grade 5 - Special Mention	48,683	7,004	31,902	28,498	30,111
Grade 6 - Substandard	138,932	139,847	139,842	69,733	71,630
Grade 7 - Doubtful	7,549	7,547	-	-	-
Grade 8 - Loss	-	-	-	-	-
Total loans	$3,283,683	$3,200,234	$3,130,521	$3,043,348	$2,887,447

Dollars in thousands)	For Three Months Ended:
Asset Quality Information	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Allowance for Credit Losses:
Balance at beginning of period	$(44,766)	$(45,985)	$(44,021)	$(53,724)	$(51,132)
Recovery of (provision for) credit losses	(2,439)	49	(8,303)	(1,596)	(33,483)
Net charge-offs	1,322	1,170	6,339	11,299	30,891
Ending balance	$(45,883)	$(44,766)	$(45,985)	$(44,021)	$(53,724)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,133)	$(1,152)	$(1,134)	$(1,121)	$(1,127)
Recovery of (provision for) unfunded loan commitment reserve	127	19	(18)	(13)	6
Total Reserve for Unfunded Commitments	$(1,006)	$(1,133)	$(1,152)	$(1,134)	$(1,121)

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Non-Performing Assets:
Nonaccrual loans	$84,823	$84,973	$53,059	$12,956	$15,026
Accruing loans delinquent 90 days or more	1,713	1,713	25,188	1,713	1,713
Total non-performing assets	$86,536	$86,686	$78,247	$14,669	$16,739
SBA guaranteed portion of non-performing loans	$4,482	$4,682	$4,750	$4,307	$5,921

Primis Financial Corp. (Dollars in thousands) Average Balance Sheet	For Three Months Ended:					For Twelve Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	4Q 2025	4Q 2024
Assets
Loans held for sale	$162,854	$130,061	$108,693	$170,509	$100,243	$142,973	$85,485
Loans, net of deferred fees	3,238,184	3,143,155	3,074,993	2,897,481	3,127,249	3,089,537	3,231,206
Investment securities	220,343	247,008	249,485	245,216	253,120	240,463	245,323
Other earning assets	115,908	101,278	98,369	86,479	96,697	100,591	82,757
Total earning assets	3,737,289	3,621,502	3,531,540	3,399,685	3,577,309	3,573,564	3,644,771
Other assets	244,183	232,636	272,910	241,912	237,704	245,381	242,544
Total assets	$3,981,472	$3,854,138	$3,804,450	$3,641,597	$3,815,013	$3,818,945	$3,887,315

Liabilities and equity
Demand deposits	$498,681	$481,697	$467,493	$446,404	$437,388	$473,734	$441,520
Interest-bearing liabilities:
NOW and other demand accounts	837,231	834,839	821,893	805,522	787,884	824,985	772,099
Money market accounts	740,915	756,361	759,107	788,067	819,803	760,971	829,331
Savings accounts	934,092	922,048	882,227	754,304	767,342	873,794	825,129
Time deposits	315,943	324,614	329,300	335,702	404,682	326,331	421,058
Total Deposits	3,326,862	3,319,559	3,260,020	3,129,999	3,217,099	3,259,815	3,289,137
Borrowings	205,767	117,697	117,701	116,955	160,886	139,714	169,912
Total Funding	3,532,629	3,437,256	3,377,721	3,246,954	3,377,985	3,399,529	3,459,049
Other Liabilities	50,978	36,720	36,649	38,280	39,566	40,681	36,422
Total liabilites	3,583,607	3,473,976	3,414,370	3,285,234	3,417,551	3,440,210	3,495,471
Primis common stockholders’ equity	397,865	380,162	380,080	344,381	382,370	375,740	373,613
Noncontrolling interest	—	—	—	11,982	15,092	2,996	18,231
Total stockholders’ equity	397,865	380,162	380,080	356,363	397,462	378,735	391,844
Total liabilities and stockholders’ equity	$3,981,472	$3,854,138	$3,794,450	$3,641,597	$3,815,013	$3,818,945	$3,887,315

Net Interest Income
Loans held for sale	$2,511	$2,085	$1,754	$2,564	$1,553	$7,406	$5,571
Loans	47,856	46,772	42,963	42,400	46,831	181,499	194,369
Investment securities	1,841	1,894	1,928	1,906	1,894	7,569	7,213
Other earning assets	1,118	1,015	982	853	1,060	3,968	3,816
Total Earning Assets Income	53,326	51,766	47,627	47,723	51,338	200,442	210,969

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,124	4,549	4,603	4,515	4,771	17,794	18,695
Money market accounts	4,615	5,229	5,271	5,420	6,190	20,534	26,923
Savings accounts	7,599	8,070	7,793	6,418	7,587	29,880	33,462
Time deposits	2,639	2,723	2,830	3,039	4,127	11,229	16,582
Total Deposit Costs	18,977	20,571	20,497	19,392	22,675	79,437	95,662

Borrowings	3,497	2,163	1,950	1,967	2,586	9,577	11,085
Total Funding Costs	22,474	22,734	22,447	21,359	25,261	89,014	106,747

Net Interest Income	$30,852	$29,032	$25,180	$26,364	$26,077	$111,428	$104,222

Net Interest Margin
Loans held for sale	6.12%	6.36%	6.47%	6.10%	6.16%	5.18%	6.52%
Loans	5.86%	5.90%	5.60%	5.93%	5.96%	5.87%	6.02%
Investments	3.31%	3.04%	3.10%	3.15%	2.98%	3.15%	2.94%
Other Earning Assets	3.83%	3.98%	4.00%	4.00%	4.36%	3.94%	4.61%
Total Earning Assets	5.66%	5.67%	5.41%	5.69%	5.71%	5.61%	5.79%

NOW	1.95%	2.16%	2.25%	2.27%	2.41%	2.16%	2.42%
MMDA	2.47%	2.74%	2.79%	2.79%	3.00%	2.70%	3.25%
Savings	3.23%	3.47%	3.54%	3.45%	3.93%	3.42%	4.06%
CDs	3.31%	3.33%	3.45%	3.67%	4.06%	3.44%	3.94%
Cost of Interest Bearing Deposits	2.66%	2.88%	2.94%	2.93%	3.25%	2.85%	3.36%
Cost of Deposits	2.26%	2.46%	2.52%	2.52%	2.80%	2.44%	2.91%

Other Funding	6.74%	7.29%	6.65%	6.82%	6.39%	6.85%	6.52%
Total Cost of Funds	2.52%	2.62%	2.67%	2.67%	2.97%	2.62%	3.09%

Net Interest Margin	3.28%	3.18%	2.86%	3.15%	2.90%	3.12%	2.86%
Net Interest Spread	2.72%	2.62%	2.32%	2.60%	2.30%	2.57%	2.25%

Primis Financial Corp. (Dollars in thousands, except per share data)	For Three Months Ended:					For Twelve Months Ended:
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	4Q 2025	4Q 2024
Reconciliation of Non-GAAP items:
Net income (loss) attributable to Primis’ common shareholders	$29,540	$6,830	$2,437	$22,636	$(23,335)	$61,443	$(16,205)
Non-GAAP adjustments to Net Income:
Loss on sale of investment securities	14,777	-	-	-	-	14,777	-
Branch Consolidation / Other restructuring	-	-	-	144	-	144	-
Professional fee expense related to accounting matters and LPF sale	-	-	232	893	1,782	1,125	5,025
Gain on sale-leaseback	(50,573)	-	-	-	-	(50,573)	-
Transaction costs related to sale-leaseback	1,126	-	-	-	-	1,126	-
Gains on Panacea Financial Holdings investment	-	-	(7,450)	(24,578)	-	(32,028)	-
Loss (Gains) on sale of closed bank branch buildings	-	-	-	107	-	107	(476)
Gain on sale of Life Premium Finance portfolio, net of broker fees	-	-	-	-	(4,723)	-	(4,723)
Consumer program fraud losses	-	-	-	-	1,904	-	1,904
Income tax effect	7,489	-	1,559	4,370	224	13,418	(374)
Net income (loss) attributable to Primis’ common shareholders adjusted for nonrecurring income and expenses	$2,359	$6,830	$(3,222)	$3,572	$(24,148)	$9,539	$(14,849)

Net income (loss) attributable to Primis’ common shareholders	$29,540	$6,830	$2,437	$22,636	$(23,335)	$61,443	$(16,205)
Income tax expense (benefit)	6,725	1,907	528	5,553	(5,917)	14,713	(4,238)
Provision (benefit) for credit losses (incl. unfunded commitment expense/benefit)	2,312	(68)	8,321	1,609	33,477	12,174	50,163
Pre-tax pre-provision earnings	$38,577	$8,669	$11,286	$29,798	$4,225	$88,330	$29,720
Effect of adjustment for nonrecurring income and expenses	(34,670)	-	(7,218)	(23,434)	(1,037)	(65,322)	1,730
Pre-tax pre-provision operating earnings	$3,907	$8,669	$4,068	$6,364	$3,188	$23,008	$31,450

Return on average assets	2.94%	0.70%	0.26%	2.52%	(2.43)%	1.61%	(0.42)%
Effect of adjustment for nonrecurring income and expenses	(2.71)%	0.00%	(0.60)%	(2.12)%	(0.08)%	(1.36)%	0.03%
Operating return on average assets	0.23%	0.70%	(0.34)%	0.40%	(2.51)%	0.25%	(0.39)%

Return on average assets	2.94%	0.70%	0.26%	2.52%	(2.43)%	1.61%	(0.42)%
Effect of tax expense	0.67%	0.20%	0.06%	0.62%	(0.62)%	0.39%	(0.11)%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.23%	(0.01)%	0.88%	0.18%	3.49%	0.32%	1.29%
Pre-tax pre-provision return on average assets	3.84%	0.89%	1.20%	3.32%	0.44%	2.32%	0.76%
Effect of adjustment for nonrecurring income and expenses	(3.45)%	0.00%	(0.76)%	(2.61)%	(0.11)%	(1.71)%	0.04%
Pre-tax pre-provision operating return on average assets	0.39%	0.89%	0.44%	0.71%	0.33%	0.61%	0.80%

Return on average common equity	29.46%	7.13%	2.57%	26.66%	(24.28)%	16.35%	(4.34)%
Effect of adjustment for nonrecurring income and expenses	(27.10)%	0.00%	(5.97)%	(22.45)%	(0.85)%	(13.81)%	0.37%
Operating return on average common equity	2.36%	7.13%	(3.40)%	4.21%	(25.13)%	2.54%	(3.97)%
Effect of goodwill and other intangible assets	0.71%	2.32%	(1.11)%	1.57%	(8.20)%	0.84%	(1.35)%
Operating return on average tangible common equity	3.07%	9.45%	(4.51)%	5.78%	(33.33)%	3.38%	(5.32)%

Efficiency ratio	52.14%	78.81%	73.92%	55.39%	96.36%	62.09%	85.26%
Effect of adjustment for nonrecurring income and expenses	38.91%	0.00%	14.75%	36.58%	2.54%	25.39%	(1.75)%
Operating efficiency ratio	91.05%	78.81%	88.67%	91.97%	98.90%	87.48%	83.51%

Earnings per common share - Basic	$1.20	$0.28	$0.10	$0.92	$(0.94)	$2.49	$(0.66)
Effect of adjustment for nonrecurring income and expenses	(1.10)	-	(0.23)	(0.78)	(0.04)	(2.10)	0.06
Operating earnings per common share - Basic	$0.10	$0.28	$(0.13)	$0.14	$(0.98)	$0.39	$(0.60)

Earnings per common share - Diluted	$1.20	$0.28	$0.10	$0.92	$(0.94)	$2.49	$(0.66)
Effect of adjustment for nonrecurring income and expenses	(1.10)	-	(0.23)	(0.78)	(0.04)	(2.10)	0.06
Operating earnings per common share - Diluted	$0.10	$0.28	$(0.13)	$0.14	$(0.98)	$0.39	$(0.60)

Book value per common share	$17.12	$15.51	$15.27	$15.19	$14.23	$17.12	$14.23
Effect of goodwill and other intangible assets	(3.78)	(3.80)	(3.79)	(3.79)	(3.81)	(3.78)	(3.81)
Tangible book value per common share	$13.34	$11.71	$11.48	$11.40	$10.42	$13.34	$10.42

Net charge-offs as a percent of average loans (annualized)	0.16%	0.14%	0.80%	1.47%	3.83%	0.65%	1.48%
Impact of third-party consumer portfolio	(0.11)%	(0.11)%	(0.65)%	(1.41)%	(3.78)%	(0.58)%	(1.43)%
Core net charge-offs (recoveries) as a percent of average loans (annualized)	0.05%	0.03%	0.15%	0.06%	0.05%	0.07%	0.05%

Total Primis common stockholders’ equity	$422,896	$382,153	$376,415	$375,563	$351,756	$422,896	$351,756
Less goodwill and other intangible assets	(93,495)	(93,502)	(93,508)	(93,804)	(94,124)	(93,495)	(94,124)
Tangible common equity	$329,401	$288,651	$282,907	$281,759	$257,632	$329,401	$257,632

Common equity to assets	10.45%	9.66%	9.72%	10.16%	9.53%	10.45%	9.53%
Effect of goodwill and other intangible assets	(2.12)%	(2.18)%	(2.23)%	(2.34)%	(2.37)%	(2.12)%	(2.37)%
Tangible common equity to tangible assets	8.33%	7.48%	7.49%	7.82%	7.16%	8.33%	7.16%

Net interest margin	3.28%	3.18%	2.86%	3.15%	2.90%	3.12%	2.86%
Effect of adjustment for Consumer Portfolio	0.01%	(0.03)%	0.26%	(0.02)%	0.01%	0.05%	0.07%
Core net interest margin	3.29%	3.15%	3.12%	3.13%	2.91%	3.17%	2.93%